UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

Aon Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-7933	36-3051915
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                        ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Awards for 2008 Performance.

                                                On March 13, 2008, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Aon Corporation (“Aon” or the “Company”) established pre-tax income from ongoing operations as the corporate performance measure for 2008 under the Aon Senior Officer Incentive Compensation Plan, as amended and restated effective January 1, 2006, and as approved by stockholders in 2006 (the “Plan”).  The Committee designated each of Aon’s officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) as eligible to participate in the Plan for 2008.  Under the Plan, no payout will occur unless a minimum threshold of 85% of planned pre-tax income from ongoing operations has been met.

                                                On March 13, 2008, the Committee also established the 2008 annual incentive targets for each of Aon’s Section 16 Officers.  Certain of the Company’s executive officers who will be named in the Summary Compensation Table of Aon’s 2008 Proxy Statement were assigned a target incentive of 150% of base salary.  Those executive officers are Gregory C. Case, Patrick G. Ryan, Stephen P. McGill and Andrew M. Appel.  Pursuant to the 2008 annual incentive program for Aon’s executive officers, a sub-plan to the Plan, each officer is eligible to receive up to 300% of his or her target incentive based on the achievement of specified performance targets, subject to the $5 million incentive cap set forth in the Plan.

Long-Term Incentives.

                                                On March 13, 2008, the Committee approved performance-based long-term incentive awards to certain of the executive officers who will be named in the Summary Compensation Table of Aon’s Proxy Statement for the 2008 Annual Meeting of Stockholders (the “Named Executive Officers”).  The awards for the Named Executive Officers and other eligible recipients were granted pursuant to the Leadership Performance Program, which the Committee approved and adopted on March 13, 2008 as a sub-plan of the Aon Stock Incentive Plan, as amended and restated effective January 1, 2006 (the “Stock Plan”).  The Leadership Performance Program is part of Aon’s broad-based stock award strategy that is intended to drive the overall success of Aon while encouraging employee retention.

Of each Leadership Performance Program award, 80% represents performance share units that will be earned and settled in Aon common stock based upon Aon’s performance relative to a cumulative earnings per share target over the period beginning January 1, 2008 and ending December 31, 2010 (the “Performance Period”).  The total performance score can range from a minimum of 0% to a maximum of 200% of target.  The Committee has the discretion to adjust Aon’s performance results or the target, if necessary, to take into account extraordinary or unusual items occurring during the Performance Period.  The performance share units were valued as of the date of grant based upon the fair market value of Aon common stock as of such date.  Upon completion of the Performance Period, an award will be determined and settled in Aon common stock.

                                                The remaining 20% of each Leadership Performance Program award is an option to purchase shares of Aon common stock that will vest pro-rata over the Performance Period.  The options for each Named Executive Officer and other eligible recipients were granted effective March 13, 2008.  The number of stock options was determined by dividing the dollar value of the award apportioned to stock options (i.e. 20% of the total award value) by the fair market value of a share of Aon common stock on the grant date and multiplying the resulting number by three, which is consistent with a conservative Black-Scholes valuation.

                                                The Named Executive Officers were awarded the following number of target performance share units and stock options:

Name	Target Performance Share Units	Stock Options
Gregory C. Case [1]	128,575	96,432
Patrick G. Ryan	66,488	49,866
Stephen P. McGill	58,666	44,000
Andrew M. Appel	58,666	44,000
Michael D. O’Halleran	29,333	22,000

(1)

As consideration for his participation in the Leadership Performance Program, Mr. Case waived his entitlement for each year of the Performance Period to an annual option grant valued not less than $1,800,000 that would otherwise be payable pursuant to his employment agreement, dated April 4, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Executive Vice President and General Counsel

Date: March 19, 2008